SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2003

OraSure Technologies, Inc.

(Exact name of issuer as specified in charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

220 East First Street

Bethlehem, Pennsylvania 18015-1360

(Address of principal executive offices)

(610) 882-1820

(Registrant’s telephone number, including area code)

Item 5 – Other Events.

OraSure Technologies, Inc. (the “Company”) issued a press release on June 26, 2003, announcing that the Centers for Disease Control and Prevention has committed $2 million for the purchase of the Company’s OraQuick® Rapid HIV-1 Antibody Test. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: June 27, 2003	By:	/s/ JACK E. JERRETT

Jack E. Jerrett Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

99.1	Press Release issued June 26, 2003 by OraSure Technologies, Inc. (the “Company”) announcing that the Centers for Disease Control and Prevention has committed $2 million for the purchase of the Company’s OraQuick® Rapid HIV-1 Antibody Test.